EXHIBIT 3.49

COPYRIGHT© 1969 ALL-STATE LEGAL SUPPLY CO. 269 SHEFFIELD STREET, MOUNTAINSIDE, N.J. 07092
Certificate of Incorporation
of
BNB MOBE-HOMES, INC.
          This is to certify that, there is hereby organised a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the “New Jersey Business Corporation Act.”
14A:2-7 (1) [ILLEGIBLE] 1. The name of the corporation is BNB MOBE-HOMES, INC.
14A:2-7 (1) [ILLEGIBLE] 2. The address (and zip code) of this corporation’s initial registered office is
                              1005 Hooper Avenue, Toms River, New Jersey 08753
and the name of this corporation’s initial registered agent at such address is
                              John R. Halleran
14A 2-7 (1) (b) 3. The purpose for which this corporation is organized are:
               To engage in any activity within the purpose for which corporations may be organized under the “New Jersey Business Corporation Act.” N.J.S. 14A:1-1 et seq., including but not by way of limitation to own, operate, maintain, lease and sell mobile homes individually and as an integrated planned mobile home park and all activities normally incident thereto.

14A:2-7 (1) (c) 4. The aggregate number of shares which the corporation shall have authority to issue is 1000 shares of common capital stock                               with no par value.

14A:2-7 (1) (b) 5. The first Board of Directors of this corporations shall consist of   Two   Director(s) and the name and address of each person who is to serve as such Director is:

Name	Address	Zip Code
Robert Karen, 250 Miller Road, Lakewood, New Jersey		08701

James R. Bell, 1546 Oakshire Lane, Manasquan, New Jersey		08736

14A:2-7 (1) (ILLEGIBLE) 6. The name and address of each incorporator is:

Name	Address	Zip Code
John R. Halleran, 1005 Hooper Avenue, Toms River, New Jersey		08753
     In Willness Whereof, each individual incorporator, each being over the age of eighteen years, has signed this Certificates; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this      22nd      day of      March      1977

/s/ John R. Halleran
JOHN R. HALLERAN